EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investors: Sheree Aronson, Corporate Vice President, Investor Relations and Corporate Communications (714) 247-8290 sheree.aronson@amo-inc.com	Media: Steve Chesterman, Manager, Corporate Communications (714) 247-8711 steve.chesterman@amo-inc.com

WEAKENING ECONOMY PROMPTS ADVANCED MEDICAL OPTICS

TO LOWER 2008 GUIDANCE

(SANTA ANA, CA), October 9, 2008 – Advanced Medical Optics, Inc. (AMO) [NYSE: EYE] today lowered 2008 revenue guidance to a range of $1.17 billion to $1.20 billion and 2008 adjusted earnings-per-share (EPS) guidance to a range of $0.70 to $0.80. The company had previously forecasted a 2008 revenue range of $1.22 billion to $1.24 billion and a 2008 adjusted EPS range of $1.00 to $1.15.

“The change in guidance reflects our view that deteriorating economic conditions are impacting our U.S. and European refractive procedure and system sales more significantly than we had previously anticipated,” said Jim Mazzo, AMO chairman and chief executive officer. “In addition, our revised guidance reflects slower-than-expected eye care sales for the balance of 2008.”

Compared to the same period one year ago, AMO’s third-quarter 2008 domestic excimer laser procedures declined about 37% and its domestic femtosecond procedures declined about 12%. Based on AMO’s view that U.S. economic conditions will continue to weaken, the company now expects domestic excimer and femtosecond procedures to decline further in the fourth quarter. The company had previously expected its fourth-quarter U.S. excimer procedures to decline in the high 30% range and its U.S. femtosecond procedures to grow.

“International expansion of our refractive business is an important AMO strategy and we continue to forecast double-digit revenue growth from international markets in 2008,” Mazzo said. “Our business remains strong in Japan and Asia Pacific. However, we began to experience more significant excimer and femtosecond procedure weakness in Europe during the third quarter as economic conditions worsened there. Our third-quarter refractive system sales were below expectations on a global basis and we expect this trend to continue in the fourth quarter, as well.

“We also believe the soft economy is contributing to lower-than-expected eye care sales as consumers curtail spending and retailers reduce inventory levels. In addition, while our recent multipurpose market share trends are positive, eye care sales in Japan remain below our expectations and we are making management and operational changes to improve our performance in future periods.

“Our cataract business, which is our largest and not generally economically sensitive, has continued to achieve strong growth in all geographies versus year-ago levels. We attribute this to increased demand for our flagship cataract products, including the Tecnis® intraocular lens, White Star Signature™ phacoemulsification system and Healon® family of viscoelastics.”

AMO will release its third-quarter results before the market opens on Friday, October 31. It provided the following preliminary view of the quarter:

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Sales of approximately $275 million, up slightly versus the same period last year. Third-quarter 2008 sales mix of approximately 47%, 35% and 18% representing cataract, refractive and eye care sales, respectively.

•	SG&A expense down significantly, compared to both the second quarter of 2008 and the year-ago quarter.

•	Total debt of $1.54 billion, representing favorable cash flows during the quarter that allowed the company to pay down the outstanding balance on its revolver credit facility.

“We are in the midst of a very dynamic and challenging business environment and the AMO management team is fully focused on mitigating the downside risk while maximizing our long-term competitive strength,” Mazzo continued. “This includes building on the positive momentum in our cataract business on a global basis, allocating resources within our refractive business to extend our technological and market leadership, and taking proactive steps to spur eye care sales growth and market share gains. Moreover, we remain vigilant in our effort to enhance efficiency and lower costs, while improving cash flows in order to reduce debt and strengthen our balance sheet.”

Today’s Live Web Cast & Audio Replay

AMO will host a live web cast today at 10:00 a.m. EDT to discuss its 2008 outlook. To listen, visit www.amo-inc.com. An audio replay will be available at approximately noon EDT today and will continue through midnight on Thursday, October 16, at 888-203-1112 (Passcode 3209948) or by visiting www.amo-inc.com.

About Advanced Medical Optics (AMO)

AMO is focused on providing the full range of advanced refractive technologies and support to help eye care professionals deliver optimal vision and lifestyle experiences to patients of all ages. Products in the cataract line include monofocal intraocular lenses (IOLs), phacoemulsification systems, viscoelastics, and related products used in ocular surgery. AMO owns or has the rights to such product brands as Tecnis®, Clariflex® and Sensar® IOLs; Sovereign®, Sovereign® Compact and WhiteStar Signature™ phacoemulsification systems with WhiteStar® technology; Healon® viscoelastics and the Baerveldt® glaucoma shunt. Products in the refractive line include wavefront diagnostic devices, femtosecond lasers and associated patient interface devices; excimer laser vision correction systems and treatment cards, and refractive implants. AMO brands in the refractive business include iDesign™, iFS™, Star S4 IR®, WaveScan Wavefront®, Advanced CustomVue™, IntraLase®, IntraLasik® and ReZoom®, Tecnis® Multifocal and Verisyse® IOLs. Products in the eye care line include disinfecting solutions, enzymatic cleaners, lens rewetting drops and artificial tears. Among the eye care product brands the company possesses are COMPLETE®, COMPLETE® Blink-N-Clean®, Consept®F, Consept® 1 Step, Oxysept® 1 Step, UltraCare®, Ultrazyme®, Total Care™ and blink® branded products. AMO is based in Santa Ana, California, and employs approximately 4,000 worldwide. The company has operations in 30 countries and markets products in approximately 60 countries. For more information, visit the company’s Website at www.amo-inc.com.

Use of Non-GAAP Measures

Our EPS guidance for 2008 is provided on a non-GAAP basis. The company’s adjusted EPS guidance excludes any charges associated with acquisitions, restructurings, reorganizations and recapitalizations and other special charges or gains. The guidance also assumes no impact of potential unrealized gains or losses on derivative instruments. The company believes this presentation is useful to investors to conduct a more meaningful, consistent comparison of the company’s on-going operating results. This presentation is also consistent with our internal use of the measure, which we use to measure the profitability of on-going operating results against prior periods and against our internally developed targets. We believe that our investors also use this measure to analyze the sustainable profitability of the on-going business operations. The economic substance related to our use of adjusted per-share guidance is our belief that the appropriate analysis of our profitability cannot be effectively considered while incorporating the effect of unusual items and charges that have not been experienced in prior periods. The company is not able to provide a reconciliation of projected adjusted per-share guidance to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and our inability to forecast charges associated with future transactions and initiatives.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.

Forward-Looking Statements

This press release contains forecasts about AMO and its businesses, such as management’s sales and adjusted earnings per-share outlook. Because forecasts are inherently estimates that cannot be made with precision, the company’s performance may differ from its estimates and targets. This press release also includes third-quarter 2008 estimated results, which remain preliminary pending the completion of AMO’s fiscal closing process and related quarterly review by its outside auditors.

Statements in this press release regarding financial guidance and forecasts, statements by Mr. Mazzo and any other statements in this press release that refer to AMO’s estimated or anticipated future results, are forward-looking statements. All forward-looking statements in this press release reflect AMO’s current analysis of existing trends and information and represent AMO’s estimates and judgment only as of the date of this press release. Actual results may differ from current expectations based on a number of factors affecting AMO’s businesses including but not limited to adjustments made pursuant to the third quarter review by its outside auditors, the impact of the U.S. and European economic downturn; unexpected delays or costs associated with restructuring activities; uncertainties associated with successful market share recovery in the multi-purpose solution segment and impacts of our previous eye care recalls; unexpected changes in competitive, regulatory and market conditions; the potential for delays in the launching of new products; the performance of new products and the continued acceptance of current products; growth of our market share position in each business unit; our ability to lower costs and improve cash flows; the execution of strategic initiatives; AMO’s ability to maintain a sufficient supply of products and unexpected supply delays as it consolidates operations; product liability claims or new quality issues; litigation related to our recall or otherwise; and the uncertainties associated with intellectual property protection for the company’s products and exposure to claims of intellectual property infringement by others. In addition, matters generally affecting the domestic and global economy, such as changes in interest and currency exchange rates or consumer confidence indices, can affect AMO’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. AMO disclaims any intent or obligation to update these forward-looking statements.

Additional information concerning these and other risk factors may be found in previous financial press releases issued by AMO. AMO’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in AMO’s 2007 Form 10-K filed in March 2008 that include information concerning these and other risk factors. Copies of press releases and additional information about AMO are available at www.amo-inc.com, or by contacting AMO’s Investor Relations Department by calling 714-247-8455.

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